                                                                  EXHIBIT 10.1.3

                               ORDINANCE NO. 153

                        CENTREVILLE C.A.T.V. ORDINANCE

                            VILLAGE OF CENTREVILLE

                          ST. JOSEPH COUNTY, MICHIGAN

An ordinance to amend C.A.T.V. ORD 127 effective May 16, 1981 a community antenna television system franchise in the Village of Centreville, County of St. Joseph, State of Michigan, to grant a non-exclusive franchise to Jones Cable Income Fund 1-B/C Venture for the establishment and operation thereof.

     The Village of Centreville hereby ordains:

SECTION 1. DEFINITIONS.
           ------------

     "COMMUNITY ANTENNA TELEVISION SYSTEM", "C.A.T.V.", or "SYSTEM" shall mean any facility that receives over the air or by other means, and amplifies or otherwise modifies the signals broadcast by television or radio stations as well as signals containing other information, and distributes such signals by cable and/or other means to the public.

     "VILLAGE" is the Village of Centreville, Michigan.

     "VILLAGE COUNCIL" is the council of the Village of Centreville.

     "COMPANY" shall mean Jones Cable Income Fund 1-B/C Venture doing business as Jones Intercable, or anyone who succeeds the company in accordance with the provisions contained herein.

     "PUBLIC WAYS" shall mean streets, avenues, highways, boulevards, concourses, driveways, bridges, tunnels, parks, parkways, waterways, alleys, all other public rights of way, and public grounds or waters within or belonging to the Village of Centreville.

     "SUBSCRIBER" shall mean a purchaser of any service delivered over the system to an individual dwelling unit, where the service is not to be utilized in connection with a business, trade, or profession.

     "BASIC SERVICE" shall mean the provision by the Company to television receivers of all signals of over-the-air television stations required by the Federal Communications Commission (hereafter F.C.C.), public channels, and additional channels at the option of the Company.

     "VILLAGE CHANNEL" shall mean a channel on the system which is reserved for use by the Village or for public access.

     "COMPANY CHANNEL" shall mean a channel on the system which is reserved for the carriage of program material originated by the Company or by another person.

     "FRANCHISE" shall mean the grant of authority to the Company to operate a C.A.T.V. system in the Village.

     "GROSS REVENUES" shall mean the total revenues received by the Company from all cable related services to the Village.

SECTION 2. GRANT OF FRANCHISE.
           -------------------

     A. There is hereby awarded to the Company a non-exclusive franchise for the occupation or use of the public ways within the Village for the construction, operation, and maintenance of a C.A.T.V. system.

     B. This franchise shall remain effective for ten (10) years, unless sooner revoked as herein provided in Section 3 hereof.

     C. Nothing in the franchise shall affect the right of the Village to grant to any other person a franchise to occupy and use the public ways for the construction, operation, and maintenance of C.A.T.V. or similar facilities, within the Village. Nothing contained in this franchise shall prohibit the Company from appearing before the Village council and being heard on any application for any additional franchise to another.

SECTION 3. REVOCATION OF FRANCHISE.
           ------------------------

     A. If the Company should violate any of the terms, conditions or provisions of this Ordinance, or if the Company should fail to comply with any reasonable provisions of any ordinance of the Village of F.C.C. regulations, and should the Company continue to violate the same for a period of thirty (30) days after the Company shall have been notified in writing by the Village to desist from such violation, the Company may, at the Village's option, be deemed to have forfeited and annulled all the rights and privileges of this franchise grant.

     B. Any franchise granted hereunder shall be subject to all applicable provisions of Village ordinances, any amendments thereto.

     C. Any franchise granted hereunder shall be subject to all applicable state and federal laws, including rules and regulations established by the F.C.C.

SECTION 4. LIMITATION OF FRANCHISE.
           ------------------------

     A. This franchise applies only to the operation of a C.A.T.V. system as provided herein, and does not take the place of any other franchise, license or permit which might be required by federal, state and local law.

     B. In the operation of its system, the Company shall not deprive an inhabitant of any building, by contract or otherwise, or any existing right to use an individual or master antenna for the purpose of receiving television signals.

SECTION 5. CHANGE OF OWNERSHIP.
           --------------------

     The Company shall not transfer, sell nor assign the rights granted to it by this franchise grant without the express consent of the Village council. The Village council shall not, however, unreasonably withhold its consent to the assignment to a concern competent and responsible in the field of community antenna television. The transfer, sale, or assignment of this franchise to a company, which is a parent, subsidiary or division of the Company, shall not be considered a transfer, sale or assignment requiring the consent of the Village council.

SECTION 6. CONSTRUCTION AND INSTALLATION OF SYSTEM.
           ----------------------------------------

     Subject to the provisions and restrictions of this franchise and the ordinances of the Village, the Company shall have the right, subject to the prior approval of the Village Superintendent:

     A. To construct, erect, operate and maintain in, upon, along, across, above, over and under the public ways, poles, cables, underground conduits, manholes and other conductors and fixtures necessary for the maintenance and operation of a C.A.T.V. system in the Village.

     B. To lease, rent or in any other lawful manner, obtain the use of towers, poles, lines, cables, and other equipment and facilities from any and all holders of public licenses and franchises within the limits of the Village, including but not limited to, Consumers Power Company and General Telephone Company, and to use same on such terms as agreed upon. Existing poles used for the Company's distribution system shall be those erected and maintained by Consumers Power Company, General Telephone Company, or the Village, when and where applicable, providing mutually satisfactory rental arrangements can be entered into with said utilities or Village.

     C. The Company shall obtain, prior to the commencement of the construction and installation of the system, necessary and proper bonds to guarantee the performance of the contract or contracts, and such labor and material bonds as may be required by law, in such amount and such forms as may be approved by the Village council.

SECTION 7. CONDITIONS ON PUBLIC WAY OCCUPANCY.
           -----------------------------------

     A. All transmissions and distribution structures, lines and equipment erected by the Company within the Village shall be so located as to cause minimum interference with the rights and reasonable convenience of property owners who adjoin any of the said public ways.

     B. In case of disturbances of any public way or paved area, the Company shall at its own cost and expense replace and restore such public way or paved area in as good a condition as it was in before the work involving such disturbance was done.

     C. If, at any time during the period of this franchise, the Village shall lawfully elect to alter or change the grade of any public way, the Company, upon reasonable notice by the Village shall remove and relocate its poles, wires, cables, underground conduits, manholes and other fixtures at its own expense.

     D. Any poles or other fixtures placed in any public way by the Company shall be placed in such manner as not to interfere with the usual travel on such public way.

     E. The Company shall, on request of any person holding a building-moving permit issued in the Village, temporarily raise or lower its wires to permit the moving of buildings. The expense of such temporary raising or lowering of wires shall be paid by the person requesting the same, and the Company shall have the authority to require such payment in advance. The Company shall be given not less than 48 hours advance notice to arrange for such temporary wire changes. The Village, or any other non-profit organization, including historical societies, shall be exempt from any charges.

     F. The Company shall, after giving notice to the Village, have the authority to trim trees upon and hanging over public ways and places in the Village so as to prevent the branches of such trees from coming in contact with the wires and cables of the C.A.T.V. system.

     G. In all sections of the Village where all existing cable or other like facilities of utility companies are presently or subsequently placed underground, the Company shall place its cables or other like facilities underground.

SECTION 8. SAFETY REQUIREMENTS.
           --------------------

     A. The Company shall at all times employ ordinary care, and shall install and maintain in use, commonly accepted methods and devices for preventing failures and accidents which are likely to cause damage, injuries, or nuisances to the public.

     B. The Company shall install and maintain its cables, fixtures, and other equipment in accordance with all applicable federal, state, and other local laws, ordinances, codes, rules and regulations, and in such manner that they will not interfere with any installations of the Village or of a public utility serving the Village.

     C. All structures and all lines, equipment, and connections in, over, under, and upon the public ways or places in the Village, wherever situated or located, shall at all times be kept and maintained in a safe, suitable condition and in good order and repair.

SECTION 9. ERECTION, REMOVAL AND COMMON USE OF POLES.
           ------------------------------------------

     A. Poles or other wire holding structures shall be erected by the Company only with prior approval of the Village council.

     B. Where a public utility serving the Village desires to make use of the poles or other wire holding structures of the Company, but agreement therefore with the Company cannot be reached, the Village may require the Company to permit such use for reasonable and just compensation, provided that such use would not unduly interfere with the Company's operation.

SECTION 10. RIGHTS RESERVED TO THE VILLAGE.
            ------------------------------

     A. The Village shall have the right to install and maintain free of charge upon the poles and cables of the Company any wire and pole fixtures necessary for a police or fire alarm system, on the condition that such wire or pole fixtures do not interfere with the C.A.T.V. operation of the Company, and that such installations shall be installed in a safe manner, in conformance with state and Village regulations.

     B. At the expiration of this franchise or upon its revocation, as provided for herein, the Village shall have the right to require the Company to remove at its own expense all portions of the C.A.T.V. system from all public ways and places within the Village.

SECTION 11. MAPS, PLATS, AND REPORTS.
            -------------------------

     The Company shall, on or before the first day of April of each year, file with the Village clerk, true and accurate maps or plats, showing the location of all existing cables, whether leased or owned outright. Attached to such maps or plats shall be a list by address of current subscribers.

SECTION 12. CARRIAGE OF SIGNALS.
            -------------------

     A. The Company shall comply with all rules and regulations of the F.C.C. with respect to the reception, carriage, and distribution of signals.

     B. Minimum channel compliment shall include all V.H.F. channels significantly viewed, public, community, and education channels as required by the F.C.C.

     C. The Company shall transmit and deliver over Village channels the signals designated therefore by the Village council at such times as the Village council shall determine.

SECTION 13. SIGNAL QUALITY REQUIREMENTS.
            ---------------------------

     A. The Company shall operate facilities capable of distributing color television signals, free from ghost images, interferences, or distortions, and accompanied with proper sound, state of the art television sets in good repair without interfering with other electrical or electronic system.

     B. For the purposes of this Section, the standards to be applied in determining whether or not the Company is producing a good picture or transmitting signals of adequate strength to produce same are those acceptable standards as set forth in the rules and regulations of the F.C.C. relative to C.A.T.V. systems.

     C. The Company shall demonstrate by instruments or otherwise to subscribers, upon request that a signal of adequate strength and quality is being delivered. Such demonstration shall be made by taking a standard production state-of-the-art television set with a screen sufficient area as to clearly demonstrate the relative merit of the delivered signal.

SECTION 14. OPERATION AND MAINTENANCE OF SYSTEM.
            ------------------------------------

     A. The Company shall maintain an office in the area which shall be open during all normal business hours, have a listed local telephone, and be so operated that complaints and requests for repairs or adjustment may be received at any time, 24 hours per day.

     B. The Company shall render efficient service, make repairs promptly, and interrupt service only for good cause and for the shortest time possible. Such interruptions, insofar as is possible, shall be preceded by notice, and shall occur during periods of minimum use of the system.

     C. The Company shall limit failures to a minimum by locating and correcting malfunctions promptly, but in no event longer than twenty-four (24) hours after receiving notice of same, except as provided herein.

     D. Should it be impossible or impractical to correct any malfunctions within twenty-four (24) hours or less, then each subscriber whose television reception is so disrupted shall receive a rebate from the Company in the amount of one-thirtieth of such subscriber's monthly charge for every additional twenty-four (24) hour period that said subscriber's television reception is so disrupted, unless said disruption in service was entirely beyond its control.

     E. Any rebate made to any subscriber under this Section, in any month, shall not exceed said subscriber's normal monthly fee paid to the Company.

     F. Complaint procedures shall be given to each new subscriber by the Company at the time of initial subscription to the C.A.T.V. system. In the instance of existing subscribers, changes in complaint procedures shall be included with the next monthly billing.

SECTION 15. RATES.
            ------

     A. The initial rates and charges for television and radio signals distributed within the Village shall not exceed the rates specified below.

          1. "Basic Service": $24.43 per month; includes all channels with the exception of HBO and Showtime.

          2.  Installation charge for "Basic Service": $45.00 underground;
                                                       $40.00 aerial.

          3.  Each additional outlet at time of installation: $15.00.

          4.  Monthly charge of additional outlet: No charge.

          5. Reconnection within 30 days after disconnection due to subscriber non-payment: $25.00

          6. No greater rates or charges may be charged by the Company, its agents and assigns for any of the above services unless made in conformance with federal law related to such rate regulation.

     B. Company also agrees to provide at least thirty (30) days prior written notice to the Village and the Company's customers prior to instituting any rate increase. If, in the future, the State of Michigan regulates the rates of the Company for the services provided under this franchise, those portions of this Section so regulated by the State of Michigan shall be of no effect during such State regulation to the extent of any conflict therewith.

     C. Where an unusually difficult or abnormal installation is encountered or requested, the Company reserves the right to require additional charges to reasonably recover the Company's costs. Such charges may, at the subscriber's request, be added to the subscriber's monthly charges over a negotiable period of time.

SECTION 16. CAPACITY AND COMMENCEMENT OF SYSTEM.
            ------------------------------------

     A. The Company shall extend the installation of cables, amplifiers, and related equipment throughout the Village as rapidly as is practicable.

     B. Within one (1) year from the date of certification from the F.C.C., the Company shall be capable of providing "Basic Service" on a regular basis to at least twenty-five per cent (25%) of the Village residences.

     C.   Company shall provide a minimum channel capacity of at least fifty-one
(51) channels. Initial channel capacity of the system shall be no less than eighteen (18) channels.

     D. The Company shall provide "Basic Service" to one outlet on each floor of all existing or future police and fire stations, the Village Hall, and all public and private schools located within 300 feet of the Company's cables within the Village without any charge therefore.

     E. The Company also agrees to make available one Village channel with access from one location mutually agreed upon by the Village council and the Company. The Village shall retain an option to have a second access channel if a review of the circumstances indicates a need therefore.

     F. In the event of an emergency situation, the Village may interrupt signals otherwise being distributed by the Company for the delivery of signals necessitated by such emergency (Emergency Broadcast System).

SECTION 17. LIABILITY INSURANCE AND INDEMNIFICATION.
            ----------------------------------------

     A. The Company shall maintain throughout the term of its franchise, liability insurance insuring the Village and the Company with regard to all damages for which the Village and/or the Company may be liable, including, but not limited to, damages arising from the installation, operation, maintenance or removal of the Company's C.A.T.V. system, whether or not any act or omission complained of is authorized, allowed or prohibited by the franchise.

     B. The liability insurance referred to in this Section shall be in the following amounts:

          1. $500,000 for bodily injury or death to any one person, with a limit of $1,000,000.00 for bodily injury or death resulting from any one accident;

          2.  $500,000 for property damage resulting from any one accident;

          3.  $500,000 for all other types of liability.

     C. The Company shall indemnify and save the Village harmless from any and all liability arising out of or by granting of this franchise or the operation of the system hereunder. The Company shall pay for all expenses incurred by the Village in defending itself with regard to all damages and penalties which the Village may be required to pay as a result of this franchise, including, but not limited to, all reasonable investigation, witness and attorney fees.

SECTION 18. ANNUAL FRANCHISE FEE.
            ---------------------

     Commencing one year from the effective date of this Ordinance, and each year thereafter, the Company shall pay to the Village treasurer a franchise fee equal to three percent (3%) of the Company's gross revenues derived from all cable services within the Village, or $250.00, whichever is greater.

     In keeping with the above, and as of the close of business at the end of each calendar year, the Company shall compile a report of annual gross receipts, certified by a certified public accountant. The report, together with the amount due, shall be delivered to the Village clerk within ninety (90) days following the close of such calendar year.

     The Company shall keep full and accurate books and records of account. The duly authorized agent of the Village shall have the right, power and authority to inspect and audit the current records of gross revenues of the Company at any reasonable time. The Village shall have the right, at its own expense, to audit the records of gross revenue of the Company for any annual period at any reasonable time within three (3) years after expiration of such annual period. No payments provided herein by the Company to the Village shall be considered in lieu of taxes.

SECTION 19. SEVERABILITY.
            -------------

     If any Section, subsection, sentence, clause, phrase, or portion of this Ordinance is for any reason held invalid or unconstitutional, by any court of competent jurisdiction, such portion shall be deemed a separate, distinct, and independent provision and such holding shall not affect the validity of the remaining portions thereof.

SECTION 20. EFFECTIVE DATE.
            ---------------

     This ordinance shall take effect immediately upon publication as provided by law.

     This Ordinance adopted at the Regular Meeting of the Village council held January 20, 1997.

                                            /s/ Catherine J. Peacock
                                            ------------------------
                                                           President

                                            /s/ Tammy Mosher
                                            ------------------------
                                                               Clerk

(#27435)



1, Tamny Mosher, Village Clerk, hereby certify that a copy of the above Ordinance was duly published in the Three Rivers Commercial, as required by law on January 31, 1997.


                                            /s/ Tammy Mosher
                                            ---------------------------
                                            Tammy Mosher, Village Clerk